UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2017

_______________________

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders.

At CryoLife, Inc.’s (the “Company” or “CryoLife”) 2017 Annual Meeting of Stockholders held on May 17, 2017 (the “Annual Meeting”), CryoLife’s stockholders elected each individual that was nominated for election as director of the Company to serve until the next annual meeting or until their successors are elected and have been qualified. The stockholders also (i) approved, by non-binding vote, the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, (ii) advised, by non-binding vote, on the frequency of stockholder advisory votes on the compensation of our named executive officers, (iii) approved certain amendments to the CryoLife, Inc. Equity and Cash Incentive Plan, and (iv) ratified the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2017. The stockholders did not approve a proposal to add three million shares to the CryoLife, Inc. Equity and Cash Incentive Plan.

The final results of the voting on each matter of business at the 2017 Annual Meeting are as follows:

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas F. Ackerman	24,859,707	588,094	5,287,137
Daniel J. Bevevino	23,868,956	1,578,845	5,287,137
James W. Bullock	25,127,480	320,321	5,287,137
Ronald C. Elkins, M.D.	23,717,079	1,730,722	5,287,137
J. Patrick Mackin	25,085,543	362,258	5,287,137
Ronald D. McCall, Esq.	22,926,555	2,521,246	5,287,137
Harvey Morgan	25,214,718	233,083	5,287,137
Jon W. Salveson	24,137,725	1,310,076	5,287,137

Approval, by non-binding vote of the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
20,436,621	4,946,762	64,417	5,287,138

Advisory vote on the frequency of stockholder advisory votes on the compensation of our named executive officers.

Votes For 1 year	Votes For 2 years	Votes For 3 years	Votes Abstain	Broker Non-Votes
19,601,940	50,036	5,697,495	98,330	5,287,137

In light of the voting results with respect to the interval at which to seek shareholders’ approval of the compensation of the named executive officers, the Company has determined, as was recommended with respect to this proposal by the Company’s board of directors in the proxy statement for the 2017 annual meeting, that the Company will hold future say on pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of say on pay votes. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company’s 2023 annual meeting of shareholders.

Approval of certain amendments to the CryoLife, Inc. Equity and Cash Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
20,319,325	4,961,273	167,203	5,287,137

Approval of the addition of three million shares to the CryoLife, Inc. Equity and Cash Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
11,966,864	13,399,633	81,303	5,287,138

Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2017.

Votes For	Votes Against	Votes Abstain
30,463,419	75,162	196,356

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: May 23, 2017	By: /s/D. Ashley Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief
Operating Officer and Chief
Financial Officer